Exhibit 10.10

by Standard Chartered and in association with Northern Trust

Digital Assets Custody Agreement

THIS AGREEMENT is made as of the 5th day of November 2021

BETWEEN

(1)	ZODIA CUSTODY LIMITED, a private company limited by shares incorporated under the laws of England and Wales with company number 12418687 and a place of business and registered office at Thomas House, 84 Ecclestone Square, Pimlico, London SW1V 1PX, United Kingdom (“Zodia”); and

(2)	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED, whose registered office address is at 2nd Floor, 2 Hill Street, St Helier, Jersey, JE2 4UA, Channel Islands (the “Client”).

This Agreement sets out the terms governing Zodia’s provision of custody, safekeeping, asset servicing, settlement, reporting and ancillary services to the Client.

1.	DEFINITIONS AND INTERPRETATION

1 1	In this Agreement:

“Account Conditions” means the policies, procedures and other conditions or requirements stipulated or applied from time to time by Zodia or any Bank Member for access to be provided to a Zodia Wallet, including, without limitation, as of the date of execution of this Agreement, those documents listed in Schedule 3 hereto and other requirements in this Agreement.

“Affiliate” means, as to a company, (a) any Subsidiary; (b) any Holding Company; or (c) any other Subsidiary of any Holding Company (including their head offices and branches).

“Agents” means agents or service providers instructed by Zodia to implement Instructions or perform the Services.

“Airdrop” means any gratuitous distribution of a Cryptoasset to a Public Address.

“Ancillary Wallet Services Addendum” means the supplemental terms and conditions to this Agreement for services ancillary to the Services which the Client may elect to receive by executing an Ancillary Wallet Services Addendum.

“Anti-Money Laundering Checks” means checks relating to money laundering, financing of terrorism or other financial crime in respect of a Cryptoasset and any transfer of a Cryptoasset.

“Applicable Law” means any statute, law, regulation, ordinance, rule, judgement, order, decree, permit, concession, grant, franchise, licence, agreement (whether concluded voluntarily or involuntarily), directive, Sanction (as such term is defined in the RCS), requirement of, or other governmental restriction or any similar binding form of decision of or determination by or with, or any interpretation or administration of any of the foregoing by or with, any Authority, whether now or hereafter in effect.

“Authorised Person(s)” means any person the Client designates in writing as having the authority (either alone or collectively) to act for the Client in giving Instructions, to perform any other acts under this Agreement or receive the Services.

“Authority” means any government, quasi-government, administrative, regulatory or supervisory body, international organisation, nation, law enforcement body, central bank or authority, court, tribunal or any other entity or body exercising executive, legislative, judicial, administrative or judicial function.

“Bank Member” means Standard Chartered PLC or any of its Affiliates (including branches).

“Block Fee” means any fee, charge, or other cost in connection with the transfer of a Cryptoasset, other than as charged by Zodia in relation to the Services.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

by Standard Chartered and in association with Northern Trust

“Channel” means any system, medium or channel, including an electronic banking channel, a website, the internet, a Mobile Device, email or other communication means, through which the Parties may communicate information and documents relating to this Agreement.

“Client Information” includes the Client’s name, address and taxpayer identification number and that of Client’s direct or indirect beneficial owners, beneficiaries or controlling persons, Zodia Wallet number(s) and any Public Addresses, Zodia Wallet balance(s) or value, and any payments made with respect to the Account(s).

“Control” means where one person (either directly or indirectly and whether by share capital, voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the governing body of another person or otherwise controls or has the power to control the affairs and policies of that other person and that other person is taken to be “Controlled” by the first person.

“Covered Cryptoasset” means, in respect of a Public Address, an Indexed Cryptoasset which:

(a)	has been transferred to such Public Address during the term of this Agreement (but not, for the avoidance of doubt, following the termination of this Agreement);

(b)	is not a Quarantined Cryptoasset; and

(c)	has not been transferred from such Public Address to another public address (including another Public Address) (whether in accordance with Clause 4.1 (Managing Your Zodia Wallet and Transferring Cryptoassets), Clause 24 (Termination) or otherwise).

“Cryptoasset” means any cryptographically secured digital representation of value or contractual rights that can be transferred, stored or traded electronically.

“Digital Certificate” means a digital code verifying an identity or protecting an electronic message issued by an electronic device or software used to verify identity or protect electronic messages.

“Election Notice” means a notice provided by Zodia to the Client in accordance with Clause 24.2 (Termination).

“Electronic Keys” means a smart card, security token, electronic key or other similar authentication or verification device or software in any form.

“Fees” means the fees and transaction or other charges (exclusive of any applicable value added tax) that Zodia may apply from time to time in connection with this Agreement.

“Fork” means, in respect of a Cryptoasset, a change, or potential change, in any protocol of that Cryptoasset, including a change which gives rise to one or more further Cryptoassets.

“FOS” has the meaning given to that term in Schedule 2 (Further Disclosures).

“FSCS” has the meaning given to that term in Schedule 2 (Further Disclosures).

“Holding Company” means, as to a company, a company as to which the first named company is a Subsidiary.

“Indexed Cryptoasset” means each Cryptoasset which is listed as such on the Zodia website at zodia.io (which list may be updated or amended by Zodia in its discretion from time to time).

“Instruction” means any instruction issued to Zodia by someone who Zodia reasonably believes to be an Authorised Person which (a) contains the information which Zodia requires to carry out the instruction; (b) is provided through a Channel or other communication means which is mutually agreed by the Parties; and (c) is transmitted in accordance with the relevant procedures for verification of origination of instructions as Zodia may specify. “Instruct” and “Instructed” have corresponding meanings.

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“Liabilities” means any liability that the Client incurs to Zodia (including Fees and Block Fees) or Zodia incurs on behalf of the Client in connection with this Agreement. and includes all liabilities present and future, prospective or contingent and whether the amount is fixed or liquidated, unascertained or unliquidated or arises under general law or by statute of regulation or the law in any jurisdiction.

“Loss” means any losses, damages, demands, claims, liabilities, costs (including any reasonable and properly incurred legal costs), Taxes, Liabilities and expenses of any kind.

“Material Adverse Event” means a material adverse effect on or material adverse change in any of the following:

(a)	the commercial or operational viability for Zodia to continue providing the Services;

(b)	the business, assets or financial condition of the Client or Zodia;

(c)	the ability of the Client to perform and comply with their obligations or to provide Instructions;

(d)	any right or remedy of Zodia in respect of this Agreement.

“Mobile Device” means any mobile communication device which is compatible with a Zodia Wallet and which an Authorised Person designates for accessing the Services.

“Non-Covered Cryptoasset” means all Cryptoassets which are not Covered Cryptoassets.

“Notice Period” has the meaning given to that term in Clause 24.1 (Termination).

“Parties” means Zodia and Client, and “Party” means any one of Zodia or Client

“Private Key” means, in respect of a Public Address, the private key which is required to direct transfers of Cryptoassets recorded to such Public Address in accordance with the protocol of such Cryptoassets.

“Public Address” means each public address notified by Zodia to the Client from time to time, and any sub-address which is associated with or accessed by the same Private Key as that used to access each such public address.

“Public/Private Key Pair” means each Public Address and its associated Private Key.

“Quarantined Cryptoasset” means an Indexed Cryptoasset that is subject to Quarantine Review, including those Indexed Cryptoassets that do not successfully pass Quarantine Review.

“Quarantine Review” means a review by Zodia of a transfer of a Cryptoasset, including the Anti-Money Laundering Checks, ensuring compliance with the Account Conditions, compliance with the Rules, and any other reviews or checks Zodia deems necessary.

“RCS” means the online terms and conditions (available at www.zodia.io) setting out the legal and regulatory requirements that apply to the Client’s relationship with Zodia.

“Residual Cryptoassets” means any Cryptoasset affected by a termination in accordance with Clause 24 (Termination) and that remains in the Zodia Wallet following the date on which the relevant Election Notice becomes effective or the expiry of the relevant Notice Period (as applicable), and which:

(a)	is a Covered Cryptoasset; or

(b)	was a Covered Cryptoasset but has since ceased to be an Indexed Cryptoasset.

by Standard Chartered and in association with Northern Trust

“Rules” means the rules and operating procedures of:

(a)	any applicable protocols or other non-software related rules relating to any cryptoasset, digital coin, blockchain or other distributed ledger; or

(b)	any cryptoasset exchange, stock exchange or settlement system,

or any market practice in relation thereto in any jurisdiction, whether now or hereinafter in effect.

“Services” means the provision of access to a Zodia Wallet, the generation of a Public/Private Key Pair, the safekeeping of the relevant Private Key, the application of a Public/Private Key Pair to give effect to Instructions in accordance with Clause 4.1 (Managing Your Zodia Wallet and Transfernng Cryptoassets), reporting, provision of indexers, and ancillary services as set out in this Agreement or in the Ancillary Wallet Services Addendum and any other services as otherwise notified by Zodia to the Client from time to time.

“Service Level Memorandum” means the Service Level Memorandum of Zodia (setting out various procedures and instructions or notification formats for Zodia and/or the Client (and/or an Authorised Person)) as amended from time to time by Zodia in its discretion.

“Subsidiary” means, as to a company, any other company:

(a)	which is Controlled, directly or indirectly, by the first named company;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first named company; or

(c)	which is a Subsidiary of another Subsidiary of the first named company.

“Supported Fork” has the meaning given to that term in Clause 5.1 (Forks).

“Tax” means all present and future taxes, levies, imposts, duties or other charges or withholding of a similar nature (including value added taxes, financial transaction tax, stamp duties, fines, penalties or interest payable in connection with any failure to pay or any delay in paying any of it) the relevant tax authorities impose, regardless of whether imposed by law or agreement.

“Transferee Public Address” means, in respect of a transfer of Cryptoassets, the public address to which such Cryptoasset has been, or is proposed to be, transferred.

“User Guide” means the suite of user guides provided separately by Zodia to the Client.

“Valuation Information” means Zodia’s estimated market value of Cryptoassets.

“Whitelisted Public Address” means a Transferee Public Address which Zodia has approved, in its discretion and after taking any steps it deems necessary to review such Transferee Public Address (including assessing the compliance of such Transferee Public Address with Applicable Law, any Rules or with any requirements, workflows or policies specified by Zodia from time to time), as an acceptable Transferee Public Address for the transfer of Covered Cryptoassets or Residual Cryptoassets from a Public Address.

“Zodia Client Terms” means Zodia’s standard client engagement terms for the provision of the Services, largely in the form of this Agreement, as may be amended from time to time.

“Zodia Wallet” means, in respect of one or more Public/Private Key Pairs, the software licensed by Zodia to the Client in connection with the Services that enables the Client to view the balance of Covered Cryptoassets recorded to the Public Address(es) and issue Instructions to Zodia in respect of such Covered Cryptoassets.

1 2	Rules for interpreting this Agreement

(a)	Unless expressly stated otherwise in this Agreement:

(i)	the singular includes the plural and vice versa;

(ii)	“person” includes a natural person, body corporate, unincorporated association, partnership, a government, a state, an agency of a state and a trust;

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(iii)	the word “law” includes common law, principles of equity and laws made by parliament;

(iv)	a reference to law includes (A) in connection with any Tax, any agreement with any Authority, as well as (B) any regulation, rule, official directive, request, or guideline of any Authority, any self-regulatory organisation recognised in the industry and which either Party is a member of and whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom that rule, regulation, official directive, request or guideline is addressed;

(v)	a reference to a clause, schedule or Addendum, unless the context otherwise requires, is a reference to the same in this Agreement, as the same may be amended;

(vi)	a breach of the Service Level Memorandum may, according to circumstances, be evidence of Zodia’s negligence, fraud or wilful

(vii)	in the performance of its obligation under this Agreement or that of an Agent but except as set out above, the Service Level Memorandum is not legally binding, and no breach of the Service Level Memorandum will give rise to a Loss for which Zodia is liable.

(viii)	this Agreement, the Schedules and each of the Addenda, including any amendments, supplements or replacements, constitute a single agreement;

(ix)	if an Addendum conflicts with the terms of this Agreement, the Addendum prevails;

(x)	the definitions referred to in this Agreement, except where the context requires, have the same meaning in an Addendum;

(xi)	a reference to Zodia, Client, or any person includes its successors in title, permitted assignees and permitted transferees;

(xii)	the word “including” when listing examples includes the words “without limitation” and does not limit the list to the examples or examples of a similar kind;

(xiii)	a reference to a document includes any variation or its replacement;

(xiv)	a reference to a “protocol” shall include the software protocol, underlying software architecture and any related underlying blockchain or distributed ledger relating to a Cryptoasset;

(xv)	any reference to Zodia acting, regarding or otherwise making a determination in its “discretion” shall be construed to mean in its “sole and absolute” discretion; and

(xvi)	any reference to a Cryptoasset “in the Zodia Wallet” shall mean those Cryptoassets recorded to a Public Address which is linked to that Zodia Wallet.

(b)	Headings in this Agreement are for convenience only and do not affect its interpretation.

2.	OUR APPOINTMENT

2 1	The Client appoints Zodia to provide the Services in accordance with the terms set out herein with effect from the date of this Agreement and Zodia accepts such appointment under the terms of this Agreement.

2 2	Zodia is entitled to take any action or to refuse to take any action which in its discretion regards as necessary for it or the Client to comply with the Account Conditions, Applicable Law and any Rules.

2 3	The Client agrees and acknowledges that Zodia is not acting under this Agreement as tax adviser, manager or investment adviser to the Client and the Client remains responsible at all times for the selection, acquisition and disposal of the Cryptoassets.

2 4	The Client further acknowledges the disclosures outlined in Schedule 2 (Further Disclosures) and agrees that the Services are provided subject to and on the basis of such disclosures.

by Standard Chartered and in association with Northern Trust

3.	THE ZODIA WALLET

3 1	Zodia will provide the Client with access to a Zodia Wallet if it is satisfied that the Account Conditions are met.

3 2	Upon request by the Client, Zodia may generate one or more Public/Private Key Pairs in accordance with its internal processes and maintain them in accordance with Clause 4 (Managing Your Zodia Wallet and Transferring Cryptoassets). The Client agrees and acknowledges that, in generating any such Public/Private Key Pair, Zodia acts as principal and not as agent or trustee or otherwise for or on behalf of any Client.

3 3	Zodia will hold all rights in the Covered Cryptoassets recorded to any Public Address on trust for the Client.

3 4	The Client agrees and acknowledges that its rights with regard to Cryptoassets under this Agreement are limited solely to its rights under the trust, in respect of the Covered Cryptoassets. This Agreement confers no rights or interests on the Client, nor any responsibilities, duties or obligations on Zodia, with regard to any Non-Covered Cryptoassets, including in relation to any Airdrop.

3 5	Section 1 of the United Kingdom Trustee Act 2000 shall not apply to the duties of Zodia in relation to the trusts constituted by this Agreement, provided that if Zodia fails to show the degree of care and diligence required of it as a trustee, and such failure results in any gross negligence, default, breach of duty or breach of trust by Zodia, nothing in this Agreement shall release or indemnify Zodia from or against liability. In the case of an inconsistency with the United Kingdom Trustee Act 2000, the provisions of this Agreement shall take effect as a restriction or exclusion for the purposes of that Act.

3.6	Zodia will keep such books and records (which may be electronic records) as may be necessary to give a complete record of all Covered Cryptoassets transferred to and from each Public Address and all Instructions received from the Client.

3.7	Each Party agrees that the location of the Covered Cryptoassets and any rights attaching to them shall be deemed to be England and Wales.

4.	MANAGING YOUR ZODIA WALLET AND TRANSFERRING CRYPTOASSETS

4.1	Subject to Clauses 8 (Instructions) and 16.10 (Fees and Expenses), Zodia shall give effect to transfers outlined in the Client’s Instructions by applying a Private Key in accordance with Clause 10 (Settlements). Zodia will not have any obligation to apply a Private Key under any other circumstances.

4.2	The Client agrees and acknowledges that all transfers of Covered Cryptoassets or Residual Cryptoassets effected by Zodia pursuant to the Client’s Instructions shall be made at the Client’s expense and risk.

4.3	The Client agrees and acknowledges that it does not have any rights in, entitlement to, or access of any kind to the Public/Private Key Pair. Zodia will not extract, and/or deliver or send to the Client, or any other person or entity, any Private Key.

4.4	The Client agrees and acknowledges that the Zodia Wallet will not display any balances or other information concerning any Non-Covered Cryptoassets (other than Quarantined Cryptoassets) recorded to any Public Address.

4.5	The Client is responsible for implementing robust processes and adequate controls in respect of:

(a)	detection, prevention, removal and remedy of threats related to any malware being introduced into Client systems or Channels;

(b)	ensuring the Services are used only within the authorisation limits and functionality parameters set up by the Client;

(c)	the appointment and removal of Authorised Persons and other personnel of the Client who are granted access to the Zodia Wallet;

(d)	compliance by the Client and Authorised Persons with any instructions or requirement contained in the User Guide.

by Standard Chartered and in association with Northern Trust

4 6	The Client must as soon as reasonably practicable notify Zodia of any:

(a)	actual or potential loss or damage to, or any actual or attempted misuse of, any Client identification, Digital Certificate, Electronic Key or Mobile Device (to the extent it may impact upon the provision of the Services);

(b)	failure to comply with any procedures prescribed or recommended by Zodia, including the Account Conditions;

(c)	problems with a Channel; and

(d)	actual or attempted unauthorised Instruction or transaction, and the Client must help Zodia with reasonable requests to resolve any such problems.

4.7	The Client must ensure it has the necessary hardware, software and systems for using any Channels and comply with any additional terms governing any Channel that are not controlled by Zodia or are provided by third parties. The Client confirms that it has assessed any security procedures and user guides and have determined that they are adequate to protect its interests.

5.	FORKS

5 1	In the event of a Fork of a Covered Cryptoasset, Zodia shall determine, in its discretion, which (if any) of the post-Fork paths in respect of which it shall continue to provide the Services (each such path a “Supported Fork”).

5 2	Upon becoming aware of a Fork, Zodia shall, as soon as it is reasonably practicable to do so, notify the Client of any Supported Forks and any non-Supported Forks.

5.3	Where any Cryptoasset which was a Covered Cryptoasset prior to the occurrence of a Fork is, following the Fork, recorded on a non-Supported Fork, Zodia shall terminate the Services in respect of such Cryptoassets in accordance with Clause 24 (Termination) of this Agreement.

6.	USE OF AGENTS

6 1	The Client agrees that Zodia is authorised to appoint such Agents as Zodia may in its discretion think fit, including any Bank Member, on the basis that: (i) Zodia exercises reasonable care in the selection, periodic monitoring and use of that Agent; (ii) the rights of Zodia against any Agent may consist only of a contractual claim; and (iii) the Client is notified ninety (90) days in advance in advance of the appointment of any such Agent by Zodia

7.	AUTHORISED PERSONS

7 1	The Client will provide Zodia with a list of Authorised Persons in a form acceptable to Zodia together with such authenticating credentials or information as Zodia may require from time to time, including specimens of their signatures (or, where the Authorised Person is a not an individual, the signatures of its authorised signatories) and the number of the Mobile Device or Mobile Devices to be used as the authentication terminal of the Authorised Person. The Client represents and warrants that each Authorised Person will be authorised to give Instructions in accordance with this Agreement.

7 2	The Client may appoint one or more Authorised Persons. Where the Authorised Person is not an individual, it shall act through individuals designated by it to Zodia. On receipt of notice of the appointment in a form acceptable to Zodia, except as otherwise provided in this Agreement, Zodia will rely on and comply with Instructions reasonably believed to be from that Authorised Person (including, providing information and records about a Zodia Wallet to that Authorised Person) as if those Instructions were given by the Client, at all times in accordance with its obligations under this Agreement.

7 3	Zodia will rely on the appointment and authority of an Authorised Person until Zodia actually receives written notice from the Client to the contrary and has had a reasonable period to act on that notice. Zodia will rely on the appointment and authority of the individuals designated by an Authorised Person pursuant to Clause 7.2 (Authorised Persons) until Zodia actually receives written notice from the Authorised Person to the contrary and has had a reasonable period to act on that notice.

by Standard Chartered and in association with Northern Trust

8.	INSTRUCTIONS

8 1	The Client authorises Zodia to act on any Instructions it receives.

8 2	All Instructions are to be sent using the prescribed method of Zodia website portal and authentication terminal on a Mobile Device, or as otherwise prescribed by Zodia from time to time. All Instructions sent in accordance with this Clause 8.2 shall be irrevocable upon sending.

8 3	Other than Instructions received via API in the ordinary course of business (to which the other provisions of this Clause shall apply, Zodia may in its discretion reject any instruction received by any method not prescribed by Zodia for a specific purpose, even if sent via a Channel. If Zodia agrees to act on those instructions, the Client will confirm those instructions before the close of business on the same day, by a method of communication acceptable to Zodia. Zodia is authorised to act on those instructions despite the Client’s failure to confirm. The Client acknowledges that it is aware that such types of instructions are at greater risk of error, security, privacy issues and fraudulent activities, and the Client is responsible for any costs or losses suffered by the Client or Zodia.

8.4	Zodia may treat any Instruction as a new Instruction unless it is clearly indicated to be a confirmation of an earlier Instruction.

8 5	The Client is responsible for safeguarding any test-keys, identification codes, Digital Certificates, Electronic Keys or other security devices which Zodia may make available to the Client or any Authorised Person for any purpose, including the provision of Instructions to Zodia.

8 6	The Client is responsible for assessing its own security measures as they apply to Instructions issued by an Authorised Person, however, it acknowledges it must comply with Zodia’s minimum security requirements (as prescribed by Zodia from time to time) and methods for providing Instructions.

8.7	Zodia may in its discretion reject any Instructions which in Zodia’s opinion are incomplete or unclear or if Zodia has grounds for believing that any Instructions have not been accurately transmitted or are not genuine, until any incompleteness, uncertainty or lack of clarity has been resolved to Zodia’s satisfaction. Zodia will promptly notify the Client accordingly if Zodia rejects those Instructions. Zodia is not liable for any Loss arising from any delay while Zodia seeks clarification or confirmation from the Client.

8 8	Zodia may in its discretion refuse to carry out Instructions or perform the Services and may otherwise prohibit the Client from effecting any transactions if they are contrary to or, in Zodia’s reasonable opinion, might constitute or give rise to a breach of, Zodia’s policies, any Applicable Law, any Rules, or any request or requirement or any Authority and Zodia will promptly notify the Client where permitted to do so. Despite the above, acting on Instructions will not be construed so as to create a cause of action against Zodia arising from any violation of any of the foregoing.

8 9	Without limitation to the foregoing Zodia is not obliged to comply with any Instruction where:

(a)	the Instruction is not in compliance with any Rule, any Applicable Law or any provision of this Agreement (including this Clause 8);

(b)	the Transferee Public Address in respect of any transfer is not a Whitelisted Public Address;

(c)	a breach of any provision of this Agreement has occurred and remains uncured; or

(d)	the transfer would have the effect of the Client exceeding any transaction, holding or other limits imposed on any Zodia Wallet as may be communicated by Zodia to the Client from time to time; or

(e)	Zodia determines a Material Adverse Event has occurred.

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8 10	Any Instructions will be conclusively treated as valid and Zodia shall be entitled to rely upon any Instructions which it receives and reasonably believes to have originated from the Client or to have been given by an Authorised Person. Zodia will not be liable for any Loss arising from the execution of such Instructions. Zodia is under no obligation to check the authority of the person using an Electronic Key, Digital Certificate, Mobile Device or other method of authorisation prescribed by Zodia from time to time.

8 11	The Client will ensure that Zodia receives all Instructions before Zodia’s cut-off time as notified to the Client in accordance with the Service Level Memorandum. For Instructions received after the cut-off time, Zodia will use its reasonable endeavours to complete those Instructions. If those Instructions cannot be carried out or can only be partially completed, Zodia will notify the Client and will not be liable for any resulting Loss.

8 12	Subject to Applicable Law, each Party may record telephone conversations or other communications with the other Party and use the recorded conversations, transcripts or records in any dispute in connection with this Agreement.

9.	DIGITAL SIGNATURES AND ELECTRONIC CONTRACTS

9 1	Instructions, documents and communications which are digitally signed and supported by a Digital Certificate or Electronic Key, or accepted through an electronic Channel (including click-through or any other form of digital authentication), are deemed to have been authorised by the Client and shall have the same legal effect, validity and enforceability as if signed in writing by a Client or Authorised Person. Zodia may rely on such acceptance without inquiry as to the authority of the person acting on behalf of the Client.

9 2	Authorised Persons will be able to authorise instructions via a Mobile Device. The Client bears all risk arising from any Instructions authorised through a Mobile Device (including the risk of fraud and hacking), or otherwise.

10.	SETTLEMENTS

10 1	Zodia will be deemed to have given effect to an Instruction at the point at which Zodia has applied the relevant Private Key in accordance with the protocol of such Cryptoasset in such a way that an instruction, message or other communication as to the transfer of the relevant Cryptoasset arises. The Client acknowledges and agrees that Zodia shall have no obligation or duty to ensure effective settlement of any Cryptoasset, nor shall Zodia have any responsibility for ensuring the approval of, or for the consequences of, any such transfer.

10 2	The Client acknowledges and understands that Zodia cannot confirm, and is not responsible for, settlement of a transfer of a Cryptoasset but may provide an indication of its own assessment of market practice.

10 3	The Client acknowledges and understands that the Services under this Agreement, including any transfers of Covered Cryptoassets, are subject to Applicable Law, the Account Conditions and the Rules. The Client agrees that every action taken by Zodia in accordance with an Instruction (including each transfer of a Covered Cryptoasset) is conducted entirely at the Client’s own risk.

10 4	Further to Clauses 10.1, 10.2 and 10.3, the Client acknowledges that there are potential risks associated with investing in Cryptoassets, including that there is currently:

(a)	no generally accepted settlement procedure in respect of any Cryptoasset;

(b)	no standard documentation for settlement of transactions, no standard unit denomination and no standard board lot;

(c)	no standard documentation for registration in the name of either a transferee or its agent;

(d)	no guarantee of transaction processing on the network of any Cryptoasset; and

(e)	no certainty as to the future regulatory treatment by any Authority of any Cryptoasset,

and the Client further acknowledges that it shall bear full responsibility for any Losses which arise from its acceptance of these risks.

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11.	ACTIONS NOT REQUIRING FURTHER INSTRUCTIONS

Zodia is hereby instructed to carry out the following actions:

11 1	receive at a Public Address distributions of Indexed Cryptoassets for the purposes of performing the Quarantine Review in accordance with Clause 14 (Quarantine), and take any action that Zodia determines to be necessary and proper;

11 2	perform for the Client all acts which, in Zodia’s opinion are required or desirable to enable Zodia to implement any Instructions (where required to do so under this Agreement) or otherwise to perform the Services and exercise Zodia’s rights under this Agreement; and

11 3	determine or select the amount or level of any Block Fee in respect of a transaction for a Cryptoasset. The Client will assume the risk of, or, where they are payable, be responsible for the payment of, all Block Fees

12.	SCOPE OF OUR RESPONSIBILITY

12 1	Zodia has no duty or obligation to take or omit to take any action except in accordance with this Agreement.

12 2	In performing the Services, Zodia shall perform its duties with the same degree of care as is reasonably expected from a custodian engaging in similar activities.

12 3	Zodia may, in its discretion, suspend or limit the Services for breach of or suspected breach (to be determined by Zodia acting in good faith on the advice of its legal or regulatory advisers) of any Applicable Law or any Rules, Zodia network outage, Cryptoasset network outage, a Fork, a failure, outage, hack or other malfunction of a Cryptoasset or its underlying protocol, or other similar events and give the Client notice of the same as soon as reasonably practicable.

12.4	Zodia (or a Bank Member, as applicable) will, during the term of this Agreement, maintain such insurance as is usual for a professional provider of services similar to the nature, scale and quality of the Services, which may include the option to self-insure. Upon written request from the Client, Zodia will provide the Client with information of such insurance cover.

12.5	Zodia will, on the Client’s written request, allow the Client, its auditors or other Authorised Person reasonable access to Zodia’s books and records concerning the Zodia Wallet as is reasonably required. Zodia reserves the right to charge reasonable out-of-pocket expenses in providing this service.

12 6	The Client will be solely responsible for:

(a)	all filings, tax returns and reports regarding any Cryptoassets settled, stored or transferred pursuant to this Agreement or recorded to a Public Address which must be made to any relevant Authority;

(b)	all Taxes (including any value added tax), imposts, levies or duties, or any other liability or payment arising out of or in connection with any Cryptoassets settled, stored or transferred pursuant to this Agreement or recorded to a Public Address.

12.7	Zodia is not under any duty to question Instructions in any circumstances, including where Zodia or any Affiliate may be in possession of information tending to show that Instructions may not be in the Client’s best interests.

12 8	The Client acknowledges and accepts that any information Zodia or any Bank Member provides to the Client in any way may have been obtained from third party sources and may not have been independently verified by Zodia or the Bank Member. Such information is intended for general information purposes only and does not constitute investment, legal, tax or other advice. The Client acknowledges that no reliance should be placed on such information and that it should assess such information through the performance of its own independent verification, evaluation and analysis and/or consultation with its own professional advisers.

by Standard Chartered and in association with Northern Trust

12 9	Zodia and the Bank Member do not give any representation or warranty as to, or (to the extent permitted by law) accept any responsibility or liability for, the accuracy, completeness, reliability or up-to-date nature of the information referred to in Clause 12.8 (Scope of our Responsibility). Zodia and the Bank Member and Zodia’s respective directors, officers and employees accordingly disclaim any liability whether arising in tort or contract or otherwise which Zodia or the Bank Member may otherwise have in respect of any Loss the Client may suffer from the Client’s use of or reliance on such information.

12.10	The Client agrees and acknowledges that Zodia makes no representation or warranty as to the accuracy, completeness, correctness or reliability of any estimated market values of Cryptoassets which are provided by Zodia in connection with the calculation of Zodia’s fees payable by the Client under this Agreement and which may appear in statements or reports delivered by Zodia to the Client.

12.11	The Client shall not disclose the Valuation Information to any third party and the Client will be liable for any Loss suffered because of the use of, reliance on or disclosure of the Valuation Information by the Client, an Authorised Person or any third party. The Client further acknowledges and agrees that Zodia will assign estimated market values based on (a) a third-party vendor pricing feed where available to Zodia; (b) the most recent acquisition price for that Cryptoasset as recorded on Zodia’s books; or (c) where appropriate and exercising reasonable discretion, a nominal value.

12.12	Zodia may, but shall not be obliged to, bring legal proceedings, file suit, proof of claim or any other action with respect to any claim the Client may have in respect of any Covered Cryptoassets. Zodia shall use reasonable endeavours but shall not be obliged to assist the Client with any claim it may have in relation to any Covered Cryptoassets. The Client agrees that any costs incurred by Zodia in taking any action outlined in this Clause 12.12 shall be for the account of, and payable by, the Client.

12 13	Zodia shall not be obliged to knowingly take any action under this Agreement that may expose it to any Loss, unless secured and/or pre-funded and/or indemnified in respect of such Losses to its satisfaction

12 14	The Client acknowledges and agrees that Zodia does not follow any distributions of Non-Covered Cryptoassets and is not responsible for following or collecting distributions of Non-Covered Cryptoassets (other than Quarantined Cryptoassets).

13.	STATEMENTS AND REPORTS

13.1	Zodia will provide the Client with statements of account providing details of the Covered Cryptoassets in a medium and at a frequency in accordance with Zodia’s normal practice unless otherwise agreed by the Parties.

13 2	Zodia may, at the Client’s written request, provide the statements above or any other types of advices or reports or confirmations and invoices for Fees through any agreed Channel. The Client acknowledges that electronic or facsimile communication is not a secure or reliable means of communication and recognises and fully accepts the associated risks (including, interference with confidential information), and Zodia will not be liable in connection with the provision of this Service in respect of the aforementioned communication.

13 3	The Client will verify the accuracy of each statement, advice or report and invoice and promptly notify Zodia of any objections within thirty (30) calendar days of receipt; failing which, the Client will be treated conclusively to have accepted the contents as true and accurate in all respects. Nothing herein is intended to prevent the Client from notifying Zodia of any errors or corrections at any time; provided, however, that Zodia will not be responsible for any additional losses caused by such delay in notification.

14.	QUARANTINE

14.1	Upon the receipt of any Indexed Cryptoasset to a Public Address, Zodia shall perform the Quarantine Review.

14 2	A Quarantined Cryptoasset will remain as such until it, in the opinion of Zodia (acting in its discretion), has satisfied the Quarantine Review.

14 3	The Client will not have any rights (including any right to provide Instructions) in respect of any Quarantined Cryptoasset notwithstanding that it may be recorded as standing to the balance of the Client’s Zodia Wallet by Standard Chartered and in association with Northern Trust

15.	LIENS

15 1	Zodia will have a general lien and right of retention over some or all Covered Cryptoassets, any Residual Cryptoassets and any Quarantined Cryptoassets as it may determine in its discretion to be required until the satisfaction of all the Client’s Liabilities and obligations (whether actual or contingent) relating to Services provided by Zodia under this Agreement as long as such lien is commensurate with such Client Liabilities and obligations and Zodia provides reasonable written notice of the exercise of the general lien and right of retention. This right extends to a right to decline to follow any Instruction.

15 2	Zodia shall be entitled to enforce the liens described herein by the sale or other disposal or, where required, the seeking of a court order for the sale or other disposal, of all or any part of the Covered Cryptoassets, any Residual Cryptoassets and any Quarantined Cryptoassets and to apply the net proceeds thereof in or towards payment or discharge of any sum or liability owed by the Client to Zodia.

15 3	Zodia’s rights under this Clause 15 (Liens) are in addition to any general lien or other rights or remedies to which Zodia may otherwise be entitled.

16.	FEES AND EXPENSES

16 1	The Client will pay the Fees as agreed between the Parties separately in writing and such Fees shall only be applicable once Client has transferred its first tranche of BTC to a Zodia Wallet held by it. Upon Zodia determining, in its discretion, that there has been a change in the commercial or operational viability of Zodia continuing to provide the Services, Zodia shall have the right, in its discretion, to increase the Fees and the Client shall have the right to terminate the Agreement upon 30 days’ written notice if it does not agree to such increase. Any such increase in Fees shall take effect upon the expiration of 30 days’ notice.

16 2	The Client agrees and acknowledges that where part of the Fees are calculated based on the Covered Cryptoassets, the calculation will be based on Valuation Information.

16 3	The Client will pay the Fees within 30 calendar days of the date on which the invoice for such Fees is delivered (such 30 calendar day period, the “Payment Period”).

16 4	If, in performing the Services, Zodia receives any remuneration or profit (including any rebate or commission) from any person (including an Agent) in connection with any transfers or other transactions which Zodia effects for the Client, the Client agrees that Zodia will be entitled to retain that remuneration or profit for Zodia’s own account and will not be required to share with, or pay over to the Client all or any part of any sum so received. The Fees will not be reduced by any remuneration or profit Zodia receives from any third party in connection with any transfers or other transactions Zodia effects for the Client.

16 5	Zodia will review the Fees annually to take into account transaction volumes, portfolio movements and market conditions in consultation with the Client, and is entitled to amend the Fees upon the provision of reasonable notice to the Client. Additionally, Zodia is entitled to amend the Fees upon the provision of reasonable notice to the Client due to market changes beyond Zodia’s reasonable control.

16 6	Zodia reserves the right to charge interest on overdue amounts (including Fees) from and including the calendar day following the final day of the Payment Period until the date on which payment is received at an interest rate of 1 (one) per cent. per calendar month pro-rated as necessary.

16 7	The Client will pay all amounts in full without set off or counterclaim and without any deduction for Tax unless prohibited by law.

16 8	If a law requires the Client to deduct any Tax from a payment to Zodia, the Client must increase the amount payable so that, after making the deduction, Zodia receives the amount Zodia would have received if no deduction had been required. The Client will promptly forward to Zodia copies of official receipts or other evidence showing that the Client has paid the full amount of any deduction to the relevant Authority in accordance with the Applicable Law.

16 9	Zodia may set off any amount due from the Client against any amount owed by Zodia to the Client. If the obligations are in different currencies, Zodia may convert either obligation at a market rate of exchange for the purpose of the set-off.

16 10	Notwithstanding any other provision of this Agreement, Zodia shall not be required to provide any Services, follow any Instructions or otherwise effect any transfer of any Cryptoasset (including to a Whitelisted Public Address) unless all Fees outstanding have been paid in full.

by Standard Chartered and in association with Northern Trust

17.	LIMITATIONS OF LIABILITY

17 1	Subject to any limitations provided in this Agreement, Zodia shall be liable to the Client for any Losses related to Covered Cryptoassets that may be incurred by the Client as a result of Zodia having been grossly negligent, fraudulent or in wilful default of Zodia’s obligations under this Agreement.

17 2	Zodia is not liable for any of the Client’s Losses:

(a)	caused by any act or omission of any third party or Agent, provided that, in the case of an Agent, Zodia has exercised reasonable care in the appointment of that Agent (except if the use of the relevant Agent is mandated by local law or practice or selected or appointed by the Client, in which case, Zodia shall not be required to have exercised reasonable care in the appointment of such Agent);

(b)	caused by the insolvency of any third party or Agent;

(c)	caused by the Valuation Information;

(d)	incurred in connection with any activity undertaken by Zodia in accordance with an Instruction delivered by any of the means outlined in Clause 8.3, in circumstances where the Client has not provided a confirmation of such Instruction through an alternative method of communication acceptable to Zodia;

(e)	caused directly or indirectly by a breach of the Client of any of its obligations under Clause 8 (Instructions), including any Loss caused directly or indirectly by a failure to adequately safeguard any test-keys, identification codes, Digital Certificates, Electronic Keys or other security devices which Zodia may make available to the Client or any Authorised Person for any purpose;

(f)	in circumstances where Zodia has applied a Private Key in accordance with an Instruction from the Client or an Authorised Person, including where such Instruction included a numerical, typographical or other error;

(g)	caused by Zodia having acted or relied upon any information (including financial statements and/or asset valuations)
provided by the Client or an Authorised Person which is fictitious, dishonest or fraudulent;

(h)	caused by any network disruption or change in protocol, including Losses caused by a single entity or group of entities acting in concert which has or together have the requisite authority to approve or verify transactions posted to a relevant network, and which uses or together use such verification powers to intentionally exclude or modify the operation or ordering of transactions on that network; or

(i)	arising in connection with use of a Channel, or Mobile Device.

17 3	Zodia will have no responsibility or liability for any Losses caused by:

(a)	any act or omission or insolvency of any exchanges, miners, node operators, or other third-party service providers;

(b)	the underlying protocols which govern the operation of Cryptoassets, including Forks, settlement, or other activities governed or impacted by those protocols;

(c)	any changes in the value of any Cryptoasset for any reason, including changes caused by any price manipulation activities or techniques by any person;

(d)	Zodia’s inability to perform, or delay in performing, the Services directly or indirectly due to any:

(i)	flood, storm, earthquake or other natural event;

(ii)	war, hostilities, terrorism, revolution, riot or civil disorder;

(iii)	strike, lockout or other industrial action;

(iv)	epidemic or pandemic;

by Standard Chartered and in association with Northern Trust

(v)	change in any Applicable Law or any Rules or any change in the interpretation or enforcement thereof;

(vi)	act or order of any Authority;

(vii)	computer system malfunction or failure (regardless of cause) or any third-party interference with a computer system;

(viii)	error, failure, interruption, delay or non-availability of any goods or services supplied to the Client or Zodia by a third party; or

(ix)	other circumstance beyond Zodia’s reasonable control.

17.4	Zodia accepts no liability for any Loss the Client suffers resulting from the general risks of investment or investment in or the holding of Cryptoassets including Loss arising from nationalisation, expropriation or other governmental actions, changes in Applicable Law or Rules, restrictions, devaluation or fluctuations, and market conditions affecting the execution or settlement of transactions or the value of Cryptoassets.

17.5	Zodia and the Client each excludes all liability to the other for indirect, consequential, special or punitive loss or damage, loss of business, opportunity, profit or goodwill (whether the Loss arises in contract, tort, under any statute or otherwise in connection with this Agreement) even if the Loss was reasonably foreseeable or likely to occur.

17.6	Neither the Client nor any person acting on its behalf shall take any action or other steps against Zodia or any of its officers, shareholders, members, incorporators, corporate service providers or directors to recover or seek to recover any Non-Covered Cryptoasset or any sum, debt or liability in respect of any Non-Covered Cryptoasset, and no debt, liability or any other obligation shall be owed to any such persons by Zodia or any of its officers, shareholders, members, incorporators, corporate service providers or directors in respect of any Non-Covered Cryptoassets.

17.7	The limits on liability set out in this Clause 17 (Limitations of Liability) shall not apply in respect of:

(a)	any liability for death or personal injury resulting from a Party’s negligence;

(b)	any liability for fraud or fraudulent misrepresentation by a Party or its employees;

(c)	any breach of any obligations implied by Section 12 of the Sale of Goods Act 1979 or Section 2 of the Supply of Goods and Services Act 1982, to the extent applicable; or

(d)	any other liability to the extent to which it cannot be lawfully excluded.

17.8	Notwithstanding any other provision of this Agreement and subject to all Applicable Law, Zodia’s aggregate liability for all Losses under this Agreement is limited to the total amount of Fees paid or payable by the Client for all Services rendered in the three (18) months prior to the date of the occurrence of the Loss. The Client shall notify Zodia in writing within six (6) months of becoming aware of the material facts of any claim they may have against to Zodia, failing which, it waives all its rights to claim against the Zodia.

18.	INDEMNITY

18.1	The Client will indemnify Zodia and hold Zodia harmless on demand against all Loss brought against or incurred by Zodia in connection with the performance of the Services, acting on the Client’s Instructions, this Agreement and the exercise of rights and the performance of obligations under this Agreement, except to the extent that such Loss arises directly out of Zodia’s gross negligence, wilful default or fraud.

18.2	The indemnity in Clause 18.1 shall survive and remain binding on each Party for twelve months following the termination of this Agreement by Standard Chartered and in association with Northern Trust

19.	REPRESENTATIONS AND WARRANTIES

19	1 The Client represents and warrants to Zodia that, as at the date of this Agreement and at all times during the term of this Agreement:

(a)	it is duly incorporated, established or constituted and validly existing under the laws of its country of incorporation, establishment or constitution (as the case may be);

(b)	it has obtained the necessary government approvals and made the necessary filings as required by Applicable Law for or in connection with the execution, delivery and performance of this Agreement or other agreements, undertakings and documents relating to this Agreement;

(c)	this Agreement constitutes its legal, valid, binding and enforceable obligations;

(d)	except as the Client discloses to Zodia in writing, the Client is the beneficial owner of all Covered Cryptoassets and any Residual Cryptoassets free of any mortgage, charge, pledge, lien, right of set-off or any security interest, encumbrances and claims in favour of a third party;

(e)	if the Client is not the unencumbered beneficial owner of any Cryptoassets, the Client has full power and authority to enter into and implement this Agreement as to those Cryptoassets and Zodia may deal only with the Client, as if the Client is the beneficial owner;

(f)	neither the signing, delivery or performance of this Agreement nor any Instructions does or will contravene or constitute a default under, or cause to exceed, any of the following:

(i)	any Applicable Law or Rules by which the Client or any of the Client’s assets (including any Cryptoassets) is bound or affected;

(ii)	rights of any third parties as to the Client, the Client’s assets or the Cryptoassets;

(g)	the Client has not relied on any representations made by or for Zodia; and

(h)	all information and documents the Client supplied to Zodia in relation to this Agreement are true and accurate in all respects.

20.	UNDERTAKINGS

20.1	The Client undertakes that during this Agreement:

(a)	the Client will obtain, observe and comply with all relevant laws, approvals, authorisations, consents (including any exchange control consents), licences and exemptions to enable Zodia to provide the Services and to comply with or to ensure the validity and enforceability of this Agreement;

(b)	the Client will comply with the RCS;

(c)	the Client will not transfer, transact or otherwise deal in any Covered Cryptoassets or Residual Cryptoassets other than by way of transfer effected pursuant to this Agreement. If any such transfer or transaction does occur in breach of this Clause 20.1(c), the Client will promptly notify Zodia of any sale of, or other transactions in or about, the relevant Cryptoassets;

(d)	the Client will provide Zodia with any information (which may include Client Information) and documents that Zodia reasonably requests in connection with any Rules, any Applicable Law, and/or Zodia’s internal policies and procedures; and

(e)	the Client will promptly, and in any case within thirty (30) days or such shorter period as required by law, inform Zodia of any changes to information and, where applicable, provide up-to-date documents of those previously provided to Zodia under this Agreement.

by Standard Chartered and in association with Northern Trust

21.	OUR INTERESTS AND AN AFFILIATE’S INTERESTS

21.1	Zodia may become the owner of securities in or issued by the Client and hold, dispose or otherwise deal with the same, as if Zodia were not providing the Services. Zodia may buy, hold and deal in any Cryptoassets for its own account despite those Cryptoassets being the same or a similar type as the Covered Cryptoassets or any Residual Cryptoassets.

21.2	If the Covered Cryptoassets or any Residual Cryptoassets include any investment or other property managed, held or issued by Zodia or any Affiliates, Zodia or that Affiliate (as the case may be) may realise and retain any profit from that management, holding or issue.

21.3	Zodia may without notifying the Client, effect transactions:

(a)	in which Zodia directly or indirectly has an interest; and/or

(b)	where Zodia has a relationship with another party which creates or may create a conflict with Zodia’s duty to the Client;

(c)	where Zodia or any Affiliate may act as market maker in any Cryptoassets, provide broking services to the Client and/or other clients, act as financial adviser or otherwise provide services to the issuer of the Cryptoassets, act in the same transaction as agent for more than one client; and/or

(d)	where Zodia has a material interest in the issue of the Cryptoassets or earns profit from any of the activities in this Clause.

22.	CONFIDENTIALITY

22.1	Each Party will keep information provided or relating to the other Party confidential except that Zodia may disclose such information (including Client Information):

(a)	to any Bank Member who is under a duty of confidentiality to the discloser;

(b)	to any Bank Member’s service provider or professional advisor who is under a duty of confidentiality to the discloser (including any insurer of any Bank Member);

(c)	to Agents to whom it is necessary to reveal the information for providing the Services who are under a duty of confidentiality to the discloser;

(d)	to any actual or potential assignee or transferee of Zodia’s rights or obligations under any transaction between the Parties (or any of its agents or professional advisors);

(e)	to any entity who invests in, acquires all or part of, or otherwise provides finance to (or may potentially invest in, acquire all or part of, or otherwise provide finance to) Zodia who is under a duty of confidentiality to the discloser; or

(f)	as required by Applicable Law or any Rules.

23.	ASSIGNMENT

23.1	Neither Party may assign, novate, transfer or otherwise deal with its rights or obligations under this Agreement without providing the other Party with ninety (90) days’ prior written notice and without that Party’s written consent, which consent will not be unreasonably withheld or delayed.

23.2	Without affecting Clause 23.1, Zodia may assign, novate, transfer or otherwise deal with its rights and/or obligations under this Agreement in favour of an Affiliate of Zodia without the Client’s consent. The Client must comply with Zodia’s reasonable requests to give effect to the same including giving the Client’s consents and/or signing any documents that may be required to effect such assignment.

by Standard Chartered and in association with Northern Trust

24.	TERMINATION

24.1	Subject to Clause 24.7, either Party may terminate this Agreement or any Services provided pursuant to this Agreement (including in respect of one or more particular Cryptoassets) on giving at least 90 days’ prior written notice to the other Party (such notice period, the “Notice Period”). Termination will not affect the execution of any Instructions already given or the completion of transactions already initiated and not completed at the time of termination.

24.2	Subject to Clause 24.7, Zodia may, at its option, terminate the Agreement or withdraw or suspend all or any part of the Services (including in respect of one or more particular Cryptoassets) with immediate effect, by providing an Election Notice to the Client in the following circumstances:

(a)	the Client’s non-payment of Fees for ninety (90) consecutive days;

(b)	Zodia continuing to provide the Services to the Client becomes contrary to Applicable Law or is in breach of any Rule, or subjects Zodia or the Services to a more onerous regulatory burden than that to which it is subjected as at the date of this Agreement (including any obligation to obtain any further licenses);

(c)	the Client makes a misrepresentation or fails to comply with any of its obligations or undertakings under this Agreement;

(d)	a Zodia Wallet remains inactive for 365 days;

(e)	Zodia determines, in its discretion, that a Material Adverse Event exists, has occurred or might occur; or

(0	Zodia receives an order or directive by any Authority instructing Zodia to transfer Cryptoassets from a Public Address to one or more different public addresses.

24.3	Zodia is under no obligation to maintain or provide any Services in respect of any Residual Cryptoassets.

24.4	As soon as reasonably practicable upon the commencement of a Notice Period, or on the date an Election Notice becomes effective, the Client shall provide to Zodia a Whitelisted Public Address into which any Cryptoasset that is or, if not transferred, may become a Residual Cryptoasset may be transferred.

24.5	Clauses 8.3, 8.7, 8.8 or 8.9 (Instructions) apply with respect to any instruction to transfer in accordance with Clause 24.4.

24.6	Zodia is entitled to continue to charge the Fees, including in respect of any Residual Cryptoassets, until a transfer in accordance with Clause 24.4 is effected. Fees will be calculated to the later of:

(a)	the expiry of the Notice Period; or

(b)	the date at which a transfer is made in accordance with Clause 24.4,

and will be payable, in the case of paragraph (a), on the day of the expiry of the Notice Period and, in the case of paragraph (b), every 90 days in arrear. All provisions of this Agreement which concern the remedies available to either Party and the limitations on the liability of either Party shall survive and remain binding on each Party following the termination of this Agreement.

24.7	This Agreement cannot be terminated for so long as any Covered Cryptoassets or Residual Cryptoassets remain in the Zodia Wallet.

24.8	Upon the termination of this Agreement: (i) the trust constituted under Clause 3.3 (The Zodia Wallet) shall terminate; (ii) no trust or other equitable duty will arise or persist with respect to any rights relating to any Cryptoassets; and (iii) the Client shall have no other or further rights or claims against Zodia in respect of any Cryptoassets nor any access to any Zodia Wallet.

by Standard Chartered and in association with Northern Trust

25.	POST-TERMINATION

25.1	Zodia is under no obligation to monitor any Public Address after the termination of this Agreement, however it may in its discretion notify the Client of the existence of any Indexed Cryptoassets which have been transferred to a Public Address following the termination of this Agreement.

25	2 If a Client makes any claim for any Cryptoassets of the type referred to in Clause 25.1, or in the circumstances described in Clause 25.1, Zodia may in its discretion, but entirely at the expense of the Client and subject to the provision by the Client of appropriate indemnities as may be required by Zodia, agree to enter in to the most up-to-date version of the Zodia Client Terms at that time in respect of such Cryptoassets. All rights of the Client in respect of such Cryptoassets shall be governed by, and limited to, those rights granted by such Zodia Client Terms, and the Fees under those Zodia Client Terms shall be deemed to have accrued from the date on which the relevant Indexed Cryptoassets were transferred to the relevant Public Address.

25.3	The provisions of Clauses 24 (Termination) and 25 (Post-Termination) shall survive and remain binding on each Party following the termination of this Agreement.

26.	NOTICES

26 1	All notices and communications (other than Instructions) must be:

(a)	in writing;

(b)	in English;

(c)	delivered electronically, personally or sent by mail (and air mail if overseas) to the address set out in Schedule 1; and

(d)	marked for the attention of the contacts set out in Schedule 1 (or to such other address, S.W.I.F.T. address or fax number or contact as may be specified in writing by the Party to whom that notice is to be given).

26.2	In the absence of evidence of earlier receipt, any notice and communication is effective, if:

(a)	delivered electronically, at the time at which the electronic communication was sent;

(b)	delivered personally, when left at the address referred to above;

(c)	sent by mail, 2 days after posting;

(d)	sent by air mail, 6 days after posting;

(e)	sent by S.W.I.F.T., when S.W.I.F.T. confirms delivery; and

(f)	sent by fax, at the time shown on the transmission report as being successfully sent.

27.	EXERCISE OF RIGHTS

27.1	If Zodia does not exercise a right or remedy fully under this Agreement, Zodia may exercise it later. The Parties’ rights under this Agreement are in addition to other rights given by law, independently of this Agreement.

28.	ENTIRE AGREEMENT AND AMENDMENT

28.1	This Agreement is the entire agreement between the Parties and replaces all previous agreements between the Parties. The Client has not relied on any oral or written representations or warranties made, or purportedly made, by or for Zodia except as set out in this Agreement. Zodia has no further duties or obligations other than as expressly stated in this Agreement.

by Standard Chartered and in association with Northern Trust

28.2	It may be desirable or necessary for Zodia to amend this Agreement to comply with or complement Applicable Law or any Rules or where Zodia reasonably determines that this Agreement should be updated to reflect prevailing industry or market conditions and practice and custodian standards of responsibility. In such circumstances, Zodia will give the Client reasonable notice of the amendments to this Agreement and the amendments will be binding upon the Client after such notice period expires. Except as otherwise provided in this Clause 28.2, this Agreement may only be amended by agreement in writing by both Parties. Zodia may at the Client’s request provide certifications or attestations in connection with the Client’s due diligence of Zodia or other confirmations from time to time. For the avoidance of doubt, such certifications or attestations shall not constitute an amendment to this Agreement unless Zodia and the Client expressly agree in writing that this is the Parties’ intention.

29.	GOVERNING LAW AND DISPUTE RESOLUTION

29.1	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by the laws of England.

29.2	The Parties submit to the non-exclusive jurisdiction of the courts of England.

30.	WAIVER OF IMMUNITY

30.1	The Client irrevocably waives any sovereign or other immunity in any jurisdiction from legal proceedings, attachment before or after judgment or execution of judgment.

31.	SEVERABILITY

31.1	If any term of this Agreement is invalid, unenforceable or illegal in a jurisdiction, it is severed only for that jurisdiction. All other terms continue to have effect in that jurisdiction.

32.	THIRD PARTY RIGHTS

Unless otherwise stated in this Agreement:

(a)	a person not a Party to this Agreement has no right to enforce any provision of, or enjoy any benefit under, this Agreement; and

(b)	the consent of any person not a Party to this Agreement is not required to amend this Agreement.

33.	COUNTERPARTS

33.1	This Agreement may be signed in counterparts, each signed by one or more Parties to this Agreement. All signed counterparts collectively form one document.

34.	PROCESS AGENT

34.1	The Client appoints CoinShares (UK) Limited (company number 03269801) with its registered office address at Octagon Point, 5 Cheapside, St. Paul’s, London EC2V 6AA as the Client’s agent to receive any document in a court action in connection with this Agreement.

34.2	If CoinShares (UK) Limited is no longer the Client’s agent for that purpose, the Client must immediately appoint a replacement agent and the Client must notify Zodia of the replacement agent’s name and address. If the Client fails to comply, Zodia may appoint a new agent for the Client. Zodia will notify the Client of the name and address of the replacement agent.

IN WITNESS the hands of the Parties the day and year first above written.

/s/ Maxime de Guillebon
Maxime de Guillebon, Chief Executive Officer

ZODIA CUSTODY LIMITED

By:	/s/ Jean-Marie Mognetti	By:	/s/ Daniel Masters
	a duly authorized signatory or other attorney of		a duly authorized signatory or other attorney of
	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED		COINSHARES CAPITAL MARKETS (JERSEY) LIMITED